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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Berthel Growth Trust II on Form N-2 of our reports on the statement of assets and liabilities of Berthel Growth Trust II dated June 28, 2000 and on the balance sheet of Berthel Fisher & Company Planning, Inc. dated April 24, 2000, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Independent Public Accountant" and "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Cedar Rapids, Iowa
July 5, 2000